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                                                           Exhibit 99.(H)(10)(I)

                      AMENDMENT TO PARTICIPATION AGREEMENT


         THIS AMENDMENT, made and entered into as of this 10th day of April, 2001, by and among THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. (hereinafter "GIAC"), a Delaware life insurance company, on its own behalf and on behalf of its SEPARATE ACCOUNTS which issue variable life insurance policies and/or variable annuity contracts (the "Accounts"); THE PRUDENTIAL SERIES FUND, INC., an open-end management investment company organized under the laws of Maryland (hereinafter the "Fund"); THE PRUDENTIAL INVESTMENT FUND MANAGEMENT LLC (hereinafter the "Adviser"), a New York limited liability company; and PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (hereinafter the "Distributor"), a Delaware limited liability company.

         WHEREAS, GIAC, the Fund, The Prudential Insurance Company of America as the Adviser, and the Distributor entered into a Participation Agreement dated as of the 1st day of September, 2000 (the "Participation Agreement"), whereby Separate Account F expressed its intention to purchase shares of a certain series of the Fund, defined as the Designated Portfolio in the Participation Agreement; and
         WHEREAS, The Prudential Insurance Company of America was replaced by Prudential Investments Fund Management LLC, a New York limited liability company, as the Adviser by approval of the Fund's shareholders on January 31, 2001; and
         WHEREAS, The Prudential Investments Fund Management LLC intends to assume all obligations of The Prudential Insurance Company of America under the terms of the Participation Agreement; and
         WHEREAS, the parties also desire to amend the Participation Agreement to permit, at GIAC's discretion, various Accounts established by GIAC for variable life insurance policies and/or variable annuity contracts to purchase shares of the Designated Portfolio(s) of the Fund; and
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         NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Distributor, the Adviser and GIAC, on its behalf and on behalf of its Separate Accounts, agree as follows:

1. Prudential Investments Fund Management LLC hereby assumes all obligations of The Prudential Insurance Company of America under the Participation Agreement as the Adviser and all references in the Participation Agreement to the Adviser shall be interpreted as Prudential Investments Fund Management LLC.
2.       The Participation Agreement is otherwise amended as follows:
         A. All references to Separate Account F shall be replaced with Separate
            Accounts and references to Account replaced with the Accounts.
         B. All references to Contracts shall be construed to include both the variable annuity contracts and variable life insurance policies issued by the Separate Accounts.
         C. References to the Contractowners shall be construed to include both the variable annuity contract holders and the variable life policy holders.
         D. Amend Schedule A of the Participation Agreement to read: Contracts and Policies: Variable annuity contracts and/or variable life insurance policies issued by GIAC Separate Accounts.

         The remaining provisions of the Participation Agreement, as amended herein, shall remain in full force in effect.
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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to Participation Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.


                      THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. By its authorized officer,

                      By: /s/ Bruce C. Long
                          -----------------
                      Title:  Executive Vice President
                      Date: 4/10/01

                      THE PRUDENTIAL SERIES FUND, INC.

                      By its authorized officer,

                      By: /s/ David R. Odenath, Jr.
                          -------------------------
                      Title: President
                      Date: 4/10/01

                      PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC

                      By its authorized officer,

                      By: /s/ Robert F. Gunia
                          -------------------
                      Title: Executive Vice President
                      Date: 4/10/01

                      PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

                      By its authorized officer,

                      By: Robert F. Gunia
                          ---------------
                      Title: President
                      Date: 4/10/01